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                                                                    EXHIBIT 99.1
FOR INFORMATION CONTACT:


               David E. Fountain                      Thomas A. Richlovsky
               Chief Financial Officer                Investor Relations
               (502) 315-3311                         (216) 575-2126

                            For Immediate Release


            NATIONAL PROCESSING REPORTS RECORD FIRST QUARTER EARNINGS

         LOUISVILLE, KENTUCKY--April 17, 2000--National Processing, Inc. (NYSE:NAP) today reported record financial results for the first quarter of 2000. Net income for the quarter was $9.5 million, or $0.19 per share. This represents a 53% increase over comparable core business net income for the same quarter of 1999. Revenue from the Company's core business units was $97.9 million for the 2000 quarter, up 16% from $84.7 million for core business units in the 1999 first quarter.

         For the first quarter of 1999, reported net loss was $68.2 million, or $1.35 per share. This reported net loss contained restructuring and impairment charges that reduced reported results by $73.9 million. Excluding these charges, net income was $5.7 million, or $0.11 per share.

         Core business units include Merchant Card Services and Corporate Outsourcing Solutions and exclude business lines divested in the first half of 1999 (Freight, Payables, Remittance and Check Services).

                          SUMMARY FINANCIAL INFORMATION
                 (dollars in millions, except per share amounts)
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                                                            Quarter Ended March 31,          % Change
                                                            -----------------------        versus Prior
                                                                2000          1999              Year
                                                                ----          ----              ----
CORE BUSINESS UNITS
Revenue                                                        $97.9         $ 84.7              16%
Net Income Excluding Nonrecurring Items (b)                    $ 9.5         $  6.2              53%
Net Income per Share Excluding Nonrecurring Items (b)          $0.19         $ 0.12              53%
EBIT Excluding Nonrecurring Items (a)                          $13.6         $  9.7              41%
EBIT Margin Excluding Nonrecurring Items (a)                    13.9%          11.4%             22%

REPORTED
Net Income Excluding Nonrecurring Items (b)                    $ 9.5         $  5.7              68%
Net Income per Share Excluding Nonrecurring Items (b)          $0.19         $ 0.11              68%
Net Income (Loss)                                              $ 9.5         $(68.2)             NM
Net Income (Loss) per Share                                    $0.19         $(1.35)             NM
EBIT Excluding Nonrecurring Items (a)                          $13.6         $  9.0              52%
EBIT Margin Excluding Nonrecurring Items (a)                    13.9%           7.2%             93%

Notes:
(a)  EBIT is defined as earnings before interest and taxes. Excluded for 1999 are nonrecurring items such as restructuring charges, impairment charges and other items which are summarized in the attached Financial Summary.
(b)  Excludes the impact of nonrecurring items referred to in note (a) above for 1999.
NM - Not meaningful
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                          SUMMARY FINANCIAL HIGHLIGHTS

- First quarter net income per share increased to record levels - $0.19 for the quarter ended March 31, 2000, a 53% improvement on a year over year core business comparison.

- Revenue for the first quarter, which was derived solely from the Company's core business units - Merchant Card Services and Corporate Outsourcing Solutions, rose to $97.9 million, a 16% increase over core revenue from the same business units for the first quarter of 1999.

- Revenue for the Merchant Card Services business line, currently the largest business line, was $70.9 million for the quarter ended March 31, 2000, an increase of 20% over the comparable period for 1999 and represented 72% of total Company revenue for the quarter.

- EBIT for the Company's core business units increased to $13.6 million for the quarter ended March 31, 2000, a 41% increase over the comparable 1999 period.

- EBIT for the Merchant Card Services business line increased 95% for the quarter ended March 31, 2000 over the comparable 1999 period.

         "We are extremely pleased with our outstanding first quarter results. The record earnings again support that our strategy to divest four business lines in 1999 and focus exclusively on our merchant card and outsourcing business lines is working," stated Tom A. Wimsett, President and CEO. "Our strong year over year volume and revenue growth of 27% and 20%, respectively in our merchant card business line reflects the momentum that we have built and the resulting market share that we are capturing. In addition, our dual strategy of focusing on both national and regional merchants has provided us with both the scale required to achieve a superior cost structure and the opportunity for continued margin improvement as we leverage our infrastructure and aggressively expand into the higher margin regional merchant segment."

         Mr. Wimsett also stated that the Company is continuing to focus on e-commerce initiatives and that the Company launched a new web site on April 13. The Company's web site can be visited at www.npc.net. "This site consists of approximately 100 pages of content with several full color images, graphical navigation aids, and hyperlinks to National City Corporation as well as many technology partners of NPC," stated Wimsett. "The site contains general information about the credit card processing industry as well as specific data regarding each of our business lines and product offerings. In addition, we have added an application feature allowing merchants to subscribe on-line for our processing services."

         National Processing continues to have a healthy, debt-free balance sheet. As of March 31, 2000, the Company had approximately $121 million of cash and marketable securities, which places the Company in a strong position to execute its strategic initiatives.

         This announcement and Mr. Wimsett's comments contain forward-looking statements that involve significant risks and uncertainties including changes in general economic and financial market conditions and the Company's ability to execute its business plans. Although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.




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         National Processing, Inc. is a leading provider of merchant credit card processing services and corporate outsourcing solutions. Approximately one out of every six Visa and MasterCard transactions in the United States is processed by National Processing. The Company is 88 percent owned by National City Corporation (NYSE:NCC).




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                                                      NATIONAL PROCESSING, INC.
                                                          FINANCIAL SUMMARY
                                              (In thousands, except per share amounts)
                                                             (Unaudited)



       QUARTER ENDED MARCH 31:                                                                                Percent
                                                                             2000              1999            Change
                                                                        ---------------    --------------    -----------

       Revenue:
            Core Business Units                                               $ 97,867          $ 84,714             16
            Divested Business Units                                                  -            39,749             NM
                                                                        ---------------    --------------
                 Total Revenue                                                $ 97,867         $ 124,463            (21)
                                                                        ===============    ==============

       Income:

       Excluding Nonrecurring Items:
            Pre-Tax Income                                                    $ 15,446           $ 8,995             72
            Tax Expense                                                          5,898             3,321             78
                                                                        ---------------    --------------
                 Net Income                                                    $ 9,548           $ 5,674             68
                                                                        ===============    ==============
                 Per Share (a)                                                  $ 0.19            $ 0.11             68
                                                                        ===============    ==============

       Nonrecurring Items (b):
            Pre-Tax Loss                                                           $ -         $ (76,166)            NM
            Tax Benefit                                                              -            (2,307)            NM
                                                                        ---------------    --------------
                 Net Income Impact                                                 $ -         $ (73,859)            NM
                                                                        ===============    ==============
                 Per Share                                                         $ -           $ (1.46)            NM
                                                                        ===============    ==============

       Total:
            Pre-Tax Income (Loss)                                             $ 15,446         $ (67,171)            NM
            Tax Expense                                                          5,898             1,014             NM
                                                                        ---------------    --------------
                 Net Income (Loss)                                             $ 9,548         $ (68,185)            NM
                                                                        ===============    ==============
                 Per Share                                                      $ 0.19           $ (1.35)            NM
                                                                        ===============    ==============


       Revenue                                                                $ 97,867         $ 124,463            (21)
       Operating expenses                                                       47,464            60,497            (22)
       Wages and other personnel expenses                                       19,218            31,096            (38)
       General and administrative expenses                                      12,181            16,807            (28)
       Depreciation and amortization                                             5,373             7,086            (24)
       Nonrecurring items, net (b)                                                   -            76,166             NM
                                                                        ---------------    --------------

       EARNINGS (LOSS) BEFORE INTEREST AND TAXES                                13,631           (67,189)            NM

       Net interest income                                                       1,815                18             NM
                                                                        ---------------    --------------
       Income (loss) before income taxes                                        15,446           (67,171)            NM
       Provision for income taxes                                                5,898             1,014             NM

                                                                        ---------------    --------------
       NET INCOME (LOSS)                                                       $ 9,548         $ (68,185)            NM
                                                                        ===============    ==============

       NET INCOME (LOSS) PER SHARE-DILUTED                                      $ 0.19           $ (1.35)            NM
                                                                        ===============    ==============

       Shares used in computation                                               50,844            50,645              -

       Notes:
       ------
       (a) The quarter ended March 31, 1999 includes net loss of $0.01 per share related to the business units divested in 1999. There was no impact to the quarter ended March 31, 2000 from the divested business units.
       (b) Nonrecurring items for the quarter ended March 31, 1999 include impairment losses of $73,932 ($72,030 after-tax) related to the business units that were divested in the first half of 1999 (Freight, Payables, Remittance and Check Services). Also included are restructuring charges of $2,234 ($1,829 after-tax) recorded in the 1999 first quarter for closure and relocation of certain facilities.

       Certain items have been reclassified in the Financial Summary for prior periods to conform with the 2000 presentation. These reclassifications had no effect on previously reported net income.

       Certain amounts may not recompute due to rounding.

       NM - Not meaningful

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